SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported)  December 18, 1996

                         BALCOR PENSION INVESTORS-III
         ------------------------------------------------------------
                           Exact Name of Registrant


Illinois                                0-11129
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State or other jurisdiction             Commission file number

2355 Waukegan Road
Suite A200
Bannockburn, Illinois                   36-3164211
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Address of principal                    I.R.S. Employer
executive offices                       Identification
                                        Number

60015
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Zip Code


              Registrant's telephone number, including area code:
                                (847) 267-1600
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
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The Woods Apartments

In 1983, the Partnership funded a $3,162,826 loan evidenced by a $6,480,000 promissory note and collateralized by a wrap-around third mortgage lien on The Woods Apartments, Austin, Texas. The Partnership later advanced an additional $1,300,000 on the loan. The Partnership received $625,000 as a principal reduction of the loan in 1988. In 1993, the Partnership purchased the first and second mortgage loans held by unaffiliated parties for a total of $2,562,433. The Partnership obtained title to the property through a non-judicial foreclosure in 1994.

As previously reported, on January 9, 1997, the Partnership contracted to sell the property to an unaffiliated party, Austin Woods Limited Partnership, an Illinois limited partnership, for a sale price of $11,650,000. On January 31, 1997, the purchaser exercised its option to terminate the agreement of sale. Pursuant to the agreement of sale, the earnest money previously deposited by the purchaser and interest accrued thereon has been returned to the purchaser.

On March 12, 1997, the Partnership contracted to sell the property to an unaffiliated party, Mid-America Apartments of Texas, L.P., a Texas limited partnership. The sale price is $10,300,000. The purchaser is obligated to deposit $200,000 into an escrow account as earnest money. The remainder of the sale price will be payable in cash at closing. The closing will be on or before April 17, 1997. From the proceeds of the sale, the Partnership will pay $206,000 as a brokerage commission to an affiliate of the third party providing property management services for the property and will receive the remaining proceeds of approximately $10,094,000, less closing costs. Of such proceeds, $200,000 will be retained by the Partnership and will not be available for use or distribution by the Partnership until 60 days after the closing. Neither the General Partner nor any affiliate will receive a brokerage commission in connection with the sale of the property. The General Partner will be reimbursed by the Partnership for actual expenses incurred in connection with the sale.

Affiliates of the General Partner sold five other properties to the purchaser during 1996 and 1997.

The closing is subject to the satisfaction of numerous terms and conditions. There can be no assurance that all of the terms and conditions will be complied with and, therefore, it is possible the sale of the property may not occur.
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ITEM 5.  OTHER EVENTS
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Perimeter 400 Center

As previously reported, on December 2, 1996, a general partnership consisting of the Partnership and three affiliates (the "General Partnership") which owned the Perimeter 400 Center, Fulton County, Georgia, contracted to sell the property for a sale price of $40,700,000 to an unaffiliated party, Devon Properties, Inc., a New York corporation. The sale closed on December 18, 1996. From the proceeds of the sale, the General Partnership paid $68,765 in closing costs, $814,000 as a brokerage commission to an affiliate of the third party providing property management services for the property and received the remaining proceeds of $39,817,235. Of such proceeds, $1,750,000 will be retained by the General Partnership until September 1997. The Partnership's share of the total proceeds is approximately $5,049,000.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
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     (A)  FINANCIAL STATEMENTS AND EXHIBITS:

            None

     (B)  PRO FORMA FINANCIAL INFORMATION:

            None

     (C)  EXHIBITS:

          (2) (a) Termination Letter relating to the Agreement of Sale dated January 9, 1997 relating to the sale of The Woods Apartments, Austin, Texas.

              (b) Agreement of Sale dated March 12, 1997 relating to the sale of The Woods Apartments, Austin, Texas.

              (c) Letter Agreement dated March 20, 1997 relating to the sale of The Woods Apartments, Austin, Texas.

     No information is required under Items 1, 3, 4, 6 and 8 and these items have, therefore, been omitted.
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Signature
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                         BALCOR PENSION INVESTORS-III

                         By: Balcor Mortgage Advisors-II, an Illinois general partnership, its general partner

                         By: RGF-Balcor Associates-II, an Illinois general partnership, a partner

                         By:  The Balcor Company, a Delaware corporation,
                              a partner

                         By:   /s/ Jerry M. Ogle
                              ------------------------------------
                                   Jerry M. Ogle, Vice President
                                   and Secretary

Dated:  March 25, 1997
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